Exhibit 16.1


                          McKENNON WILSON & MORGAN LLP
                          CERTIFIED PUBLIC ACCOUNTANTS




December 10, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Section (a) of Item 4 of eAcceleration Corp.'s Current Report on Form 8-K (Date of Report: December 4, 2002), and we agree with the statements made therein.

Yours truly,

/s/ McKennon, Wilson & Morgan LLP
McKennon, Wilson & Morgan LLP